Exhibit 99.2

Sealed Air Corporation 2415 Cascade Pointe Blvd. Charlotte, NC 28208

Investor Contact: Lori Chaitman 704.503.8841	Media Contact: Pam Davis 980.474.6904 pam.davis@sealedair.com

Sealed Air Appoints James M. Sullivan as New Chief Financial Officer

Company Reaffirms 2019 Earnings Outlook

CHARLOTTE, N.C., June 20, 2019 – Sealed Air Corporation (NYSE:SEE) (“Sealed Air” or the “Company”) today announced it has appointed James M. Sullivan as Chief Financial Officer, effective June 24, 2019.

Sullivan is a seasoned financial executive with more than 20 years of experience in leadership roles in the industrial and manufacturing sectors. He most recently served as the Executive Vice President and CFO of Joy Global, a manufacturer and servicer of high productivity mining equipment, from 2012 to 2017, where he oversaw the company’s global finance and accounting organization. He previously served as the CFO of Solutia from 2004 until its acquisition by Eastman Chemical Company in 2012. Prior to that, Sullivan spent five years as Solutia’s Vice President and Controller. He currently serves on the Board of Directors of Jason Industries.

“Jim brings a wealth of financial and leadership experience to Sealed Air. He joins us at an exciting time as we execute our Reinvent SEE strategy to drive earnings power,” said Ted Doheny, President and CEO of Sealed Air. “Having worked alongside Jim at Joy Global, I have seen firsthand his ability to lead top-notch finance organizations. With his deep industry experience and outstanding track record, Jim will add significant value to our company at this pivotal time.”

“Sealed Air has a tremendous opportunity ahead, and I look forward to contributing to its future success,” said Sullivan. “I am delighted to join Ted and the talented team as we execute on the Reinvent SEE strategy and drive sustainable, profitable growth.”

Company Reaffirms 2019 Earnings Outlook

The Company also reaffirmed its 2019 earnings outlook as discussed on its first quarter 2019 earnings conference call held on May 1, 2019. Sealed Air continues to expect to achieve adjusted EBITDA of approximately $925 million to $945 million and adjusted EPS in the range of $2.65 to $2.75 for full year 2019.

###

About Sealed Air

Sealed Air is in business to protect, to solve critical packaging challenges, and to leave our world better than we found it. Our portfolio of leading packaging solutions includes Cryovac® brand food packaging, Sealed Air® brand protective packaging, and Bubble Wrap® brand packaging, which collectively enable a safer, more efficient food supply chain and protect valuable goods shipped around the world. Sealed Air generated $4.7 billion in sales in 2018 and has approximately 15,500 employees who serve customers in 123 countries.

Website Information

We routinely post important information for investors on our website, sealedair.com, in the Investors section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition and results of operations. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements can be identified by such words as “anticipate,” “believe,” “plan,” “assume,” “could,” “should,” “estimate,” “expect,” “intend,” “potential,” “seek,” “predict,” “may,” “will” and similar references to future periods. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, expectations regarding the results of restructuring and other programs, anticipated levels of capital expenditures and expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings. The following are important factors that we believe could cause actual results to differ materially from those in our forward-looking statements: global economic and political conditions, currency translation and devaluation effects, changes in raw material pricing and availability, competitive conditions, the success of new product offerings, consumer preferences, the effects of animal and food-related health issues, pandemics, changes in energy costs, environmental matters, the success of our restructuring activities, the success of our financial growth, profitability, cash generation and manufacturing strategies and our cost reduction and productivity efforts, changes in our credit ratings, the tax benefit associated with the Settlement agreement (as defined in our most recent Annual Report on Form 10-K), regulatory actions and legal matters, and the other information referenced in the “Risk Factors” section appearing in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.